                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

              [_] Preliminary Proxy     [_] Confidential, for the
                  Statement                 Use of the Commission
                                            Only (as permitted by
                                            Rule 14a-6(e)(2))

              [X] Definitive Proxy
                  Statement

              [_] Definitive Additional
                  Materials

              [_] Soliciting Material Pursuant to Section
                  240.14a-11(c) or Section 240.14a-12

                               AIRGATE PCS, INC.
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1) Title of each class of securities to which transactions applies:

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 (2) Aggregate number of securities to which transaction applies:

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     to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

[LOGO] Airgate PCS


                               AIRGATE PCS, INC.
                          233 Peachtree Street, N.E.
                           Harris Tower, Suite 1700
                            Atlanta, Georgia 30303

                               January 23, 2002

Dear AirGate Shareowner:

   It is my pleasure to invite you to AirGate PCS, Inc.'s 2001 Annual Meeting of Shareowners. This year's meeting will be held at The Westin Peachtree Plaza, 210 Peachtree Street, N.W., Atlanta, Georgia 30303 on Tuesday, February 26, 2002, at 1:00 p.m., Eastern Standard Time.

   At this meeting, you will be asked to vote, in person or by proxy, to elect three directors, approve a long-term incentive plan and to consider any other business that may properly come before the meeting. Details regarding the meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement.

   Your vote is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible by indicating your votes, and signing, dating and promptly returning the enclosed proxy card in the envelope provided. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

   Thank you for your ongoing support of and continued interest in AirGate PCS.

                                          Sincerely,

                                          /s/ Thomas M. Dougherty
                                          Thomas M. Dougherty
                                          President and Chief Executive Officer

[LOGO] Airgate PCS


                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

DATE:                      Tuesday, February 26, 2002

PLACE:                     The Westin Peachtree Plaza
                           210 Peachtree Street, N.W.

                           Atlanta, Georgia 30303

ITEMS OF BUSINESS:         1. To elect three directors;

                           2. To approve a long-term incentive plan; and

                     3. To consider any other business that may properly come before the meeting.

RECORD DATE:               You are entitled to receive this notice of annual
                           meeting and to vote at the annual meeting if you were a shareowner at the close of business on Wednesday, January 9, 2002.

VOTING BY PROXY:           Please submit a proxy by mailing it in the enclosed
                           envelope as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page
                           1 of this proxy statement and the instructions on the proxy card.

                           By Order of the Board of Directors,

                         /s/ Barbara L. Blackford
                           Barbara L. Blackford
                           Vice President, General Counsel and
                           Corporate Secretary

This notice of annual meeting and proxy statement and accompanying proxy card are being distributed on or about January 25, 2002.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
 Questions and Answers...................................................   1

 Proposal 1:  Election of Directors......................................   4

 Meetings and Committees of the Board....................................   6

 Audit Committee Report..................................................   7

 Proposal 2:  Approval of AirGate PCS, Inc. 2002 Long-Term Incentive Plan   8

 Equity Compensation Plan Information....................................  13

 Executive Compensation..................................................  14

 Security Ownership of Certain Beneficial Owners, Directors and Officers.  23

 Certain Related Transactions............................................  25

 Other Information.......................................................  26

 Appendix A:  AirGate PCS, Inc. 2002 Long-Term Incentive Plan............ A-1

   QUESTIONS AND ANSWERS ABOUT THE PROXY INFORMATION AND THE ANNUAL MEETING

Why am I receiving these materials?

   Our board of directors is providing these materials to you in connection with our annual meeting of shareowners, which will take place on Tuesday, February 26, 2002. SEC regulations require us to provide this proxy statement when we ask you to sign a proxy card appointing proxies to vote on your behalf.

What proposals will be voted on at the meeting?

   There are two proposals scheduled to be voted on at the meeting:

  .  the election of three directors, and

  .  the approval of a long-term incentive plan.

Who is entitled to vote?

   All shareowners as of the close of business on the January 9, 2002, which we refer to as the record date, will be entitled to vote in person or by proxy at the meeting.

What shares may I vote?

   You may vote all shares you owned as of the record date. These include (1) shares owned directly in your name as shareowner of record, including shares purchased through our employee stock purchase plan and (2) shares held for you as the beneficial owner through a stockbroker or bank or shares purchased through our 401(k) plan.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

   Most of our shareowners hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

   Shareowners of Record. If our shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareowner of record with regard to those shares. As the shareowner of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting or the right to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

   Beneficial Owner. If our shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareowner of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareowner of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

How do I vote?

   (1) By Mail--You may vote by mail by signing your proxy card and returning it in the enclosed envelope, or for shares beneficially owned, by signing the voting instruction card provided by your broker or nominee and returning it as instructed by your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card, but do not provide instructions, your shares will be voted as described below in "How are votes counted?"

   (2) In Person--If you are a shareowner of record, you may vote in person at the meeting. Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy by mail as described above so that your vote will be counted if you later decide not to attend the meeting. Shares beneficially owned may be voted in person only if you obtain a signed proxy from the shareowner of record giving you the right to vote the shares.

Can I change my vote?

   You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attending the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you beneficially own, you may accomplish this by submitting new voting instructions to your broker or nominee.

How are votes counted?

   In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more nominees. For the vote on the long-term incentive plan, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you are a shareowner of record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR all of the nominees to our board of directors and FOR the approval of the long-term incentive plan.) If you are a beneficial owner and you sign the voting instruction card sent to you by your broker with no further instruction, your shares will be voted in the discretion of your broker with respect to the election of directors but will not be voted with respect to the approval of the long-term incentive plan.

What is the voting requirement to approve each of the proposals?

   In the election of directors, the three persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" votes of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide your shareowner of record with voting instructions, your shares may constitute broker non-votes, as described below under "What is the quorum requirement for the meeting?" In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

What does it mean if I receive more than one proxy card?

   It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who will count the votes?

   Corporate Communications, Inc. will tabulate the votes and act as inspector of elections.

Is my vote confidential?

   Proxy instructions, ballots and voting tabulations that identify individual shareowners are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within AirGate PCS or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our board of directors. Occasionally, shareowners provide comments on their proxy card, which are then forwarded to AirGate management.

Where can I find the voting results of the meeting?

   We will announce the preliminary voting results at the meeting and publish final results in our quarterly report on 10-Q for the second quarter of fiscal year 2002.

What happens if additional proposals are presented at the meeting?

   Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the people named as proxy holders, Thomas D. Dougherty, our President and Chief Executive Officer, and Barbara L. Blackford, our Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the people named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

What shares are entitled to be voted?

   Each share of our common stock outstanding as of the close of business on January 9, 2002, the record date, is entitled to one vote on all items being voted on at the annual meeting. On the record date, we had approximately 25,761,543 shares of common stock issued and outstanding.

Do I have cumulative voting rights or dissenters' rights of appraisal?

   You do not have the right to vote cumulatively in the election of directors and, under Delaware law, you do not have dissenters' rights of appraisal in connection with the matters to be voted upon at the meeting.

What is the quorum requirement for the meeting?

   The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares present in person or represented by proxy and entitled to be voted. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owned are not voted with respect to a particular proposal because
(1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Who will bear the costs of soliciting votes for the meeting?

   We are making the solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to mailing and distributing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Stockholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We have paid Georgeson Shareholder Communications, Inc. a fee of $7,500 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareowners.

May I propose actions for consideration at next year's annual meeting of shareowners or nominate individuals to serve as directors?

   You may submit proposals for consideration at future shareowners meetings, including director nominations. For business to be considered at next year's annual meeting, a shareowner must submit timely notice in writing to Barbara L. Blackford, Corporate Secretary, 233 Peachtree St., N.E., Suite 1700,
Harris Tower, Atlanta, GA 30303. For shareowner proposals, such written notice must be received by our Corporate Secretary before August 29, 2002.

   Our by-laws, which are publicly available through our reports filed with the SEC or which may be obtained from our corporate secretary upon request, state the specific requirements that must be included in any notice of business to be brought before the next annual meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   We have a staggered board of directors with nine members. Currently there is one vacancy. In connection with our acquisition of iPCS, Inc., certain of the former shareowners of iPCS, Inc. have the right to designate one independent director to our board of directors to fill that vacancy. As of the date of this Proxy Statement, such shareowners have not yet designated the independent director. Our board of directors is divided into three classes of directors, as nearly equal in number as possible, with one class elected each year at the annual meeting of shareowners.

   The shareowners will elect three directors at the annual meeting. Each of these director's terms lasts until the annual meeting in 2005 or until he is succeeded by another qualified director. The board of directors has nominated Bernard A. Bianchino, Thomas M. Dougherty and Timothy M. Yager for the three director positions.

    The board unanimously recommends you vote FOR the election of the three nominees for director.

Nominees for Director

   The following information is given with respect to the nominees for election as directors at the annual meeting, as of December 20, 2001.

  Nominees to serve three years until Annual Meeting in 2005

   Bernard A. Bianchino, age 53, has served as one of our directors since May 2001. Mr. Bianchino has more than fourteen years of telecommunications experience. Most recently, from January to May 2001, Mr. Bianchino served as the Chief Executive Officer of OnFiber Communications, a privately held local fiber access company. From October 1995 through December 2000, Mr. Bianchino was employed by Sprint Corporation. During this period he served as the Chief Business Development Officer of Sprint PCS from October 1995 through July 2000 and Chief Executive Officer of Pegaso PCS, a Mexican carrier in which Sprint Corporation holds a minority interest, from July 2000 through December 2000. Prior to that time, Mr. Bianchino served in a variety of telecommunications industry and legal positions, including various legal positions with Sprint Corporation culminating as Vice President Law-General Business, and a period as Executive Vice President, General Counsel and External Affairs at Qwest Communications. Prior to 1986, he served as an attorney with Exxon Corporation and its affiliates and as an attorney with the U.S. Department of Energy and its predecessors. Mr. Bianchino holds a B.A. (1970) and J.D. (1974) from Washburn University.

   Thomas M. Dougherty, age 57, has served as one of our directors since April 1999 and has been our president and chief executive officer since April 1999. From March 1997 to April 1999, Mr. Dougherty was a senior executive of Sprint PCS. From June 1996 to March 1997, Mr. Dougherty served as executive vice president and chief operating officer of Chase Telecommunications, a personal communications services company. Mr. Dougherty served as president and chief operating officer of Cook Inlet BellSouth PCS, L.P., a start-up wireless communications company, from November 1995 to June 1996. Prior to October 1995, Mr. Dougherty was vice president and chief operating officer of BellSouth Mobility DCS Corporation, a PCS company.

   Timothy M. Yager, age 32, has served as one of our directors since November 30, 2001. Mr. Yager served as the President and Chief Executive Officer and a director of iPCS, Inc. from its formation in early 1999 until resigning from such positions at the effective time of iPCS' merger with AirGate. From January 1995 to January 1999, he was the Senior Vice President of Geneseo Communications, Inc., an independent telephone company in Illinois. During this time, he founded and was also the Chief Operating Officer, General Manager and later the President of GenSoft Systems, Inc., a subsidiary of Geneseo Communications, Inc., that designs software to provide information and billing services to the telecommunications industry.

Incumbent Directors

   The following information is provided with respect to the directors who are not nominees for election as directors at the annual meeting.

  Directors Serving until Annual Meeting in 2003

   Michael S. Chae, age 33, has served as one of our directors since November 30, 2001. Mr. Chae served as a director of iPCS, Inc. from August 2000 until resigning from such position at the effective time of iPCS' merger with AirGate. Mr. Chae also serves as a Principal of the Principal Investment Group of The Blackstone Group, L.P. Since joining Blackstone in 1997, Mr. Chae has been responsible for the execution of many of Blackstone's principal investments in the communications sector. Prior to joining Blackstone, Mr. Chae worked at the Carlyle Group, L.P., a Washington, D.C. based private equity investment firm and at Dillon, Reed & Co. Mr. Chae is a graduate of Harvard College, Cambridge University and Yale Law School.

   Sidney E. Harris, age 52, has served as one of our directors since May 2001. Dr. Harris is the Dean of the J. Mack Robinson College of Business at Georgia State University, and has held such position since 1997. From July 1987 to July 1997, Dr. Harris was Professor of Management at the Peter F. Drucker Graduate School of Management at the Claremont Graduate School, and he was Dean of the School of Management from September 1991 to July 1996. Dr. Harris is also a director of Transamerica Investors, Inc., an investment management company, TSYS, Inc., a credit/debit card processor, and ServiceMaster Company, a home and institutional services company.

   Barry J. Schiffman, age 56, has served as one of our directors and our chairman since October 1998. Mr. Schiffman is the president and executive managing director of JAFCO America Ventures, Inc., a venture capital firm, and has held such position since 1996. From 1994 until he joined JAFCO, he was a general partner at Weiss, Peck & Greer Venture Partners. Mr. Schiffman is also a member of the board of directors of Lightspan.com, a publicly held educational software company, and of several other private companies.

  Directors Serving until Annual Meeting in 2004

   John R. Dillon, age 60, has served as one of our directors since February 2000. Mr. Dillon retired from Cox Enterprises in December 1996. Prior to his retirement, Mr. Dillon was responsible for all of Cox Enterprises' corporate financial activities as well as planning and development. Mr. Dillon joined Cox Communications in 1981 as its vice president and chief financial officer. Mr. Dillon was instrumental in taking Cox Communications private in 1985 and merging it with Cox Newspapers to form Cox Enterprises at which time he was elected senior vice president, chief financial officer and a member of its board of directors. Mr. Dillon initiated numerous telephony ventures and was Cox Enterprises' founding board member of Sprint PCS. Mr. Dillon holds an M.B.A.

from Harvard Business School and a B.E.E. degree from Georgia Institute of Technology. Mr. Dillon is also a director of Ciena Corp., a manufacturer of optical networking equipment.

   Robert A. Ferchat, age 67, has served as one of our directors since October 1999. From November 1994 to January 1999, Mr. Ferchat served as the chairman of the board of directors, president and chief executive officer of BCE Mobile Communications, a wireless telecommunications company. From January 1999 until May 1999, Mr. Ferchat was chairman of BCE Mobile Communications. Mr. Ferchat is also a director and non-executive chairman of GST Telecommunications and a director of Brookfield Properties Corp., as well as two other companies that are traded on the Toronto Exchange.

                     MEETINGS AND COMMITTEES OF THE BOARD

   The board of directors held six meetings during the fiscal year ended September 30, 2001. All of the directors attended at least 75% of the board meetings held during the fiscal year. In addition, all of the directors attended at least 75% of all meetings of the board of directors' committees on which he served during the fiscal year, except Mr. Schiffman who attended less than 75% of Audit Committee meetings as a result of unavoidable conflicts.

Committees of the Board of Directors

   Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

   Audit Committee. The Audit Committee is composed of three directors who are independent within the meaning of Nasdaq listing standards and who are otherwise qualified to serve on our Audit Committee under those standards. These members are Messrs. Ferchat (Chair), Harris and Schiffman. The Audit Committee provides oversight regarding our accounting, auditing and financial reporting practices. The Audit Committee met five times during fiscal year 2001. Our board of directors has adopted an Audit Committee Charter, which we have filed with the Securities and Exchange Commission.

   Compensation Committee. The Compensation Committee consists of three directors who we consider to be independent. These members are Messrs. Dillon (Chair), Bianchino and Ferchat. The Compensation Committee's basic responsibilities include approving the compensation strategy for our executives, approving the compensation arrangements in effect for our executives and administering our employee benefit and stock incentive plans. The Compensation Committee met six times during fiscal year 2001.

   Nominating Committee. Our Nominating Committee consists of Messrs. Dougherty (Chair), Bianchino and Harris. The Nominating Committee is responsible for considering and recommending nominees for directors to stand for election at our annual meetings of shareowners. The Nominating Committee did not meet in fiscal year 2001.

Directors' Compensation

   On July 31, 2001, our board of directors approved the AirGate PCS, Inc. 2001 Non-Employee Director Compensation Plan. Pursuant to the plan, non-employee directors receive an annual retainer, which may be comprised of cash, restricted stock or options to purchase shares of our common stock. From May 1, 2001 to September 30, 2001, each of Messrs. Dillon, Ferchat and Schiffman received $5,000 under the plan and each of Messrs. Bianchino and Harris received approximately $4,200. For each plan year (defined as the starting on the day of an annual meeting of our shareowners and ending on the day before our next annual meeting) beginning in 2002, each non-employee director that chairs one or more committees of our board of directors will receive an annual retainer of $12,000 and all other non-employee directors shall receive $10,000. The recipient may elect to receive 50% or more of such amount in the form of restricted stock or options to purchase shares of our common stock.

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

   In addition, each non-employee director that joins our board of directors after May 1, 2001, shall receive an initial grant of options to acquire 5,000 shares of our common stock. The options will vest in three equal annual installments beginning on the first day of the plan year following the year of grant. Each participant will also receive an annual grant of options to acquire 5,000 shares of our common stock which shall vest on the first day of the plan year following the year of grant. In lieu of this annual grant, the recipient may elect to receive three year's worth of annual option grants in a single upfront grant of options to acquire 15,000 shares of our common stock exercisable in three equal annual installments on the first day of each of the three succeeding plan years. All options will have an exercise price equal to the fair market value of our common stock on the date of grant. We will also reimburse each of the non-employee directors for reasonable travel expenses to board and committee meetings.

                            AUDIT COMMITTEE REPORT

   As mentioned above, the Audit Committee is composed of three directors who are independent within the meaning of Nasdaq listing standards and who are otherwise qualified to serve on the Audit Committee under those standards.

   Our management is responsible for our internal controls and the financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. As described in more detail in the Audit Committee Charter, the Audit Committee's responsibility is to monitor and oversee these processes. It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These duties are the responsibility of management and the independent auditors.

   In this context, the Audit Committee has met and held discussions with management and the independent accountants. In particular,

      (1) The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2001 with management and KPMG LLP, our independent auditors;

      (2) The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61; and

      (3) The Audit Committee received written disclosures and the letter from KPMG LLP regarding their independence required by Independence Standards Board Standard No. 1 and discussed with KPMG LLP their independence.

   Based on such review and discussion, the Audit Committee recommended to our board of directors that our audited financial statements for the year ended September 30, 2001 be included in our Annual Report on 10-K.

   The Audit Committee has considered whether the provision by KPMG LLP of certain non-audit services is compatible with maintaining KPMG LLP's independence and concluded that it is.

AirGate PCS, Inc. Audit Committee
Robert A. Ferchat, Chair
Sidney E. Harris
Barry J. Schiffman

               PROPOSAL 2: APPROVAL OF LONG-TERM INCENTIVE PLAN

   On December 18, 2001, our board of directors adopted, subject to shareowner approval at the annual meeting, the AirGate PCS, Inc. 2002 Long-Term Incentive Plan. The plan will become effective as of the date the plan is approved by our shareowners.

   We will reserve 1,500,000 shares of our common stock for issuance upon the grant or exercise of awards pursuant to the plan. As of December 31, 2001, there were approximately 875 employees, officers and directors eligible to participate in the plan. We also maintain the AirGate PCS, Inc. 1999 Stock Option Plan, the AirGate PCS, Inc. Amended and Restated 2000 Long-Term Incentive Plan and the AirGate PCS, Inc. 2001 Non-Executive Stock Option Plan, under which stock options and restricted stock awards with respect to an aggregate of approximately 2,205,236 shares of our common stock were outstanding as of December 31, 2001. If our shareowners approve the 2002 Long-Term Incentive Plan, we will not grant any additional awards under the prior existing plans.

   A summary of the plan is set forth below. The summary is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as Appendix A.

  The board of directors recommends a vote FOR the approval of the long-term incentive plan.

Summary of the Plan

   Purpose. The purpose of the plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareowners, and by providing participants with an incentive for outstanding performance.

   Permissible Awards. The plan authorizes the granting of awards in any of the following forms:

  .  options to purchase shares of common stock,

  .  restricted stock,

  .  performance award payable in stock or cash, or

  .  other stock-based awards.

   Limitations on Awards. No more than 20% of the shares authorized under the plan may be granted as awards of restricted or unrestricted stock awards or performance shares. Any awards of restricted stock and performance shares that exceed 10% of the shares authorized under the plan will either be subject to a minimum vesting period of three years, or one year if the vesting is based on performance criteria other than continued employment, or be granted only in exchange for foregone salary, bonus or director compensation. Any awards of unrestricted stock that, together with awards of restricted stock or performance shares, exceed 10% of the shares authorized under the plan, may be granted only in exchange for foregone salary, bonus or director compensation. The maximum number of shares of common stock with respect to one or more options or other qualified performance-based awards that may be granted during any one calendar year under the plan to any one person is 250,000. The maximum fair market value of any cash-based performance units that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the plan is $1,500,000.

   Administration. The plan is administered by the compensation committee of our board of directors. The committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and make all other decisions and determinations that may be required under the plan. The board of directors may at any time administer the plan. If it does so, it will have all the powers of the committee.

   Formula Grants to Non-Employee Directors. The plan provides for the grant of non-qualified stock options and or restricted stock to our non-employee directors according to the parameters established in the AirGate PCS, Inc. 2001 Non-Employee Director Compensation Plan, or any successor plan for the compensation of non-employee directors. The committee cannot make other discretionary grants to non-employee directors under the plan. All grants under the 2001 Non-Employee Director Compensation Plan will be issued under the authority of the plan.

   Stock Options. The committee is authorized to grant incentive stock options or non-qualified stock options under the plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Code. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and no option may have a term of more than 10 years. The committee may grant options with a reload feature, which provides for the automatic grant of a new option for the number of shares that the optionee delivers as full or partial payment of the exercise price of the original option. Such new option must have an exercise price equal to the fair market value of the stock on the new grant date, would vest after six months and would have a term equal to the unexpired term of the original option.

   Restricted Stock Awards. The committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

   Performance Awards. The committee may grant performance awards that are designated in cash (performance units) or in shares of common stock (performance shares). The committee will have the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards in its discretion which, depending on the extent to which they are met, will determine the number and value of performance awards that will be paid to the participant.

   Other Stock-Based Awards. The committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock as deemed by the committee to be consistent with the purposes of the plan, including, without limitation, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, and awards valued by reference to book value of shares of common stock or the value of securities of or the performance of specified parents or subsidiaries. The committee will determine the terms and conditions of any such awards.

   Performance Goals. The committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, affiliate, department, region or function within the company or an affiliate:

   .   earnings per share,

   .   EBITDA (earnings before interest, depreciation, taxes and amortization),

   .   EBIT (earnings before interest and taxes),

   .   economic profit,

   .   cash flow,

   .   transaction counts,

   .   customer turnover,

   .   gross or net additional customers,

   .   cost per gross additional customers,

   .   customer satisfaction ratings,

   .   comparable sales growth,

   .   net profit before tax,

   .   gross profit,

   .   operating profit,

   .   cash generation,

   .   unit volume,

   .   return on equity,

   .   return on assets,

   .   changes in working capital,

   .   return on capital, or

   .   shareowner return.

   The committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the committee in each case that the performance goals and any other material conditions were satisfied.

   Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the committee may (but need not) permit other transfers where the committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

   Acceleration Upon Certain Events. Unless otherwise provided in an award certificate, if a participant's employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the plan) within two years after a change in control of the company (as defined in the plan), all of such participant's outstanding options will become fully vested and exercisable and all restrictions on his or her outstanding awards will lapse. The committee may in its discretion at any time accelerate the vesting of an award upon the death, disability, retirement or termination of service of a participant, or the occurrence of a change of control. The committee may also in its discretion accelerate the vesting of awards for any other reason, unless the aggregate number of awards so accelerated exceeds 5% of the total number of shares authorized under the plan. The committee may discriminate among participants or among awards in exercising its discretion.

   Adjustments. In the event of a stock split, a dividend payable in shares of our common stock, or a combination or consolidation of our common stock into a lesser number of shares, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If we are involved in another corporate transaction or event that affects our common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan will be adjusted proportionately, and the committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

   Our board of directors or the committee may, at any time and from time to time, terminate or amend the plan without shareowner approval; but if an amendment to the plan would, in the reasonable opinion of the board or the committee, materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable under the plan, or materially modify the requirements for eligibility, then such amendment will be subject to shareowner approval. In addition, the board or the committee may condition any amendment on the approval our shareowners for any other reason, including necessity or advisability under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant. The committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our shareowners or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Certain Federal Tax Effects

   Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonqualified stock option under the plan. When the optionee exercises a nonqualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

   Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

   Transfers of Options. The committee may, but is not required to, permit the transfer of nonqualified stock options granted under the plan. Based on current tax and securities regulations, such transfers, if permitted, are likely to be limited to gifts to members of the optionee's immediate family or certain entities controlled by the optionee or such family members. The following paragraphs summarize the likely income, estate, and gift tax consequences to the optionee, us, and any transferees, under present federal tax regulations, upon the transfer and exercise of such options.

   Federal Income Tax. There will be no federal income tax consequences to the optionee, us, or the transferee upon the transfer of a nonqualified stock option. However, the optionee will recognize ordinary income when the transferee exercises the option, in an amount equal to the excess of the fair market value of the option shares upon the exercise of such option over the exercise price, and we will be allowed a corresponding deduction. The gain, if any, realized upon the transferee's subsequent sale or disposition of the option shares will constitute short-term or long-term capital gain to the transferee, depending on the transferee's holding period. The transferee's basis in the stock will be the fair market value of such stock at the time of exercise of the option.

   Federal Estate and Gift Tax. If an optionee transfers a nonqualified stock option to a transferee during the optionee's life but before the option has become exercisable, the optionee will not be treated as having made a completed gift for federal gift tax purposes until the option becomes exercisable. However, if the optionee transfers a fully exercisable option during the optionee's life, he or she will be treated as having made a completed gift for federal gift tax purposes at the time of the transfer. If the optionee transfers an option to a transferee by reason of death, the option will be included in the decedent's gross estate for federal estate tax purposes. The value of such option for federal estate or gift tax purposes may be determined using a "Black-Scholes" or other appropriate option pricing methodology, in accordance with IRS requirements.

   Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code
(S)162(m). If the participant files an election under Code (S)83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code (S)162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code (S)83(b) election.

   Performance Awards. A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of cash or shares under the performance award, the cash amount of the fair market value of the shares of stock will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code (S)162(m).

Benefits to Named Executive Officers and Others

   As of December 31, 2001, no awards had been granted under the plan. As of such date, options with respect to an aggregate of 61,250 shares of our common stock had been approved for grant to non-employee directors pursuant to the terms of our 2001 Non-Employee Director Compensation Plan and will be granted on the date of the annual meeting. If Proposal 2 is approved at the annual meeting, the shares of stock subject to those grants will be issued under the 2002 Long-Term Incentive Plan. Any future awards will be made at the discretion of the committee, other than grants of options or restricted stock to non-employee directors pursuant to the terms of the 2001 Non-Employees Director Compensation Plan. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the plan in the future.

                     EQUITY COMPENSATION PLAN INFORMATION

   The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001, including the AirGate PCS, Inc. 1999 Stock Option Plan, the AirGate PCS, Inc. Amended and Restated 2000 Long-Term Incentive Plan and the AirGate PCS, Inc. 2001 Non-Executive Stock Option Plan, but excluding the AirGate PCS, Inc. 2001 Employee Stock Purchase Plan. Grants made under the AirGate PCS, Inc. 2001 Non-Employee Director Compensation Plan are issued under either the AirGate PCS, Inc. 1999 Stock Option Plan or the AirGate PCS, Inc. Amended and Restated 2000 Long-Term Incentive Plan and thus are not separately stated in the table. The table does not include information about the proposed AirGate PCS, Inc. 2002 Long-Term Incentive Plan, which is not yet in effect.

                                                                     (c) Number of Securities
                                                                       Remaining Available
                             (a) Number of                             for Future Issuance
                        Securities to be Issued (b) Weighted Average       Under Equity
                           Upon Exercise of      Exercise Price of      Compensation Plans    (d) Total of Securities
                         Outstanding Options,   Outstanding Options,  (Excluding Securities        Reflected in
     Plan Category        Warrants and Rights   Warrants and Rights  Reflected in Column (a))   Columns (a) and (c)
     -------------      ----------------------- -------------------- ------------------------ -----------------------
Equity Compensation
  Plans Approved by
  Shareowners..........        1,419,608(1)            $37.59                 11,204(4)              1,430,812
                                 676,028(2)            $37.24                427,992(4)              1,104,020
Equity Compensation
  Plans Not Approved by
  Shareowners..........          109,600(3)            $45.52                 40,400(4)                150,000
  ---------------------        ---------                                     -------                 ---------
   TOTAL...............        2,205,236                                     479,596                 2,684,832
                               =========                                     =======                 =========

--------
(1) Issued under the AirGate PCS, Inc. 1999 Stock Option Plan.
(2) Issued under the AirGate PCS, Inc. Amended and Restated 2000 Long-Term Incentive Plan.
(3) Issued under the AirGate PCS, Inc. 2001 Non-Executive Stock Option Plan.
(4) Amount remaining available for issuance will be zero if our shareowners approve the AirGate PCS, Inc. 2002 Long-Term Incentive Plan.

AirGate PCS, Inc. 2001 Non-Executive Stock Option Plan

   On January 31, 2001, our board of directors approved the AirGate PCS, Inc. 2001 Non-Executive Stock Option Plan, pursuant to which non-qualified stock options may be granted to our employees who are not officers or directors. This plan has not been submitted to our shareowners for approval. As of December 31, 2001, options to acquire 109,600 shares were outstanding under this plan, out of the 150,000 shares originally reserved for issuance. If the shareowners approve the 2002 Long-Term Incentive Plan, no further grants will be made under the 2001 Non-Executive Stock Option Plan.

   The purpose of the plan is to promote our success by linking the personal interests of our non-executive employees to those of our shareowners and by providing participants with an incentive for outstanding performance. The plan authorizes the granting of non-qualified stock options only. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and no option may have a term of more than ten years. All of the options that are currently outstanding under the plan vest ratably over a four-year period beginning at the grant date and expire ten years from the date of grant. The board of directors or the compensation committee may amend or terminate the plan without shareowner approval, but no amendment or termination of the plan or any award agreement may adversely affect any award previously granted under the plan without the written consent of the participant.

                            EXECUTIVE COMPENSATION

Compensation Committee Report

  Compensation Committee Responsibilities

   The Compensation Committee's basic responsibilities include: (1) encouraging the achievement of our performance goals by providing compensation that directly relates to the performance of individual and corporate objectives; (2) establishing compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive; and (3) promoting a direct relationship between compensation and company performance through stock option and other equity participation.

   In particular, the Compensation Committee reviews and recommends to the board of directors our executive compensation strategy; reviews and recommends to the board of directors compensation for the chief executive officer and other senior executives; and administers stock option and other compensation and benefit plans.

  Compensation Philosophy

   We operate in the extremely competitive and rapidly changing telecommunications industry. The Compensation Committee believes that compensation programs for executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the company and should be determined within a competitive framework and based on the achievement of designated financial and other performance targets, individual contributions and financial and other performance relative to that of its competitors. We have a "pay for performance" philosophy which rewards executives for long-term strategic management and enhancement of shareowner value. Within this overall philosophy, the Committee's objectives are to:

   . Offer a total compensation program that is competitive, taking into consideration the compensation practices of other companies.

   . Provide annual incentive compensation awards that take into account our overall performance against corporate objectives, as well as individual contributions.

   . Align the financial interests of executive officers with those of shareowners by providing significant equity-based, long-term incentives.

  Compensation Components and Process

   Our compensation program for executives consists of three key elements: (1) base salary, (2) performance based annual incentive awards and (3) long term, equity-based incentive awards.

   The Compensation Committee determines these three key elements for executives with the assistance of our human resources staff and an independent consulting firm.

   Base Salary. The base salary for each executive is determined at levels for comparable positions at other companies. Our policy is to target base salaries at the 50th percentile of market compensation practices.

   Annual Incentive Awards. To reinforce the attainment of our goals, the Compensation Committee believes that a substantial portion of the annual compensation of each executive should be in the form of variable incentive pay with the target of providing such incentives at the 60th percentile of market compensation practices. For fiscal year 2001, the Compensation Committee established performance targets for our revenues and expenses at the beginning of the fiscal year. We exceeded these performance targets. Awards paid to executives reflected those results, plus individual accomplishments of both corporate and functional objectives.

   Long-Term, Equity-Based Incentive Awards. The goal of our long-term, equity-based incentive awards is to align the interests of executives with shareowners and to provide each executive with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business.

   The Compensation Committee makes annual awards of long-term, equity-based incentives. The Compensation Committee will determine the size of these awards with the target of providing such incentives at the 75th percentile of market compensation practices. Each grant allows an executive to acquire shares of our common stock at a fixed price per share over a specified period of time. These grants generally vest over a four-year period, 25% per year.

  CEO Compensation

   The annual base salary for Mr. Dougherty was established by the Compensation Committee. The Committee's decision was based on both Mr. Dougherty's personal performance of his duties and the salary levels paid to chief executive officers of other comparable companies. The Compensation Committee continues to assess the market data for chief executive officers of other comparable companies to ensure that Mr. Dougherty's compensation is consistent with our stated compensation objectives.

   On May 4, 2000, we entered into a retention bonus agreement with Mr. Dougherty. Unless Mr. Dougherty voluntarily terminates employment or is terminated for cause, he is entitled to periodic retention bonuses totaling $3.6 million, payable on specified payment dates from April 15, 2000 to January 15, 2004, which are generally quarterly. Under the terms of the retention bonus agreement, 50% of unpaid retention bonus payments would be accelerated upon a change of control of the company.

   Payments under the retention bonus agreement are not a part of, or considered in, the variable annual incentive program awards. Mr. Dougherty's 2001 fiscal year incentive compensation was based on the performance of the company in exceeding its performance targets. Mr. Dougherty's incentive compensation was based on the same company targets used for all executive officers and provided no dollar guarantees. During fiscal year 2001, Mr. Dougherty also received a stock option grant in the amount of 41,408 shares at a price of $36.75.

  Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code limits AirGate's ability to deduct annual compensation in excess of $1 million paid to any of our top executive officers. This limitation generally does not apply to compensation based on performance goals if certain requirements are met. Stock option grants under our long-term incentive plans have been designed so that any compensation deemed to be paid in connection with the exercise of option grants will qualify as performance-based compensation which is not subject to the $1 million deduction limitation. However, amounts paid under Mr. Dougherty's retention bonus agreement are subject to the Section 162(m) limitation on deductibility. It is the Committee's intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent.

Submitted by the Compensation Committee
John R. Dillon, Chair
Bernard A. Bianchino
Robert A. Ferchat

Our Executive Officers

   The following table presents information with respect to our executive officers:

         Name         Age                       Position
         ----         ---                       --------
 Thomas M. Dougherty. 57  President and Chief Executive Officer and Director
 J. Mark Allen....... 42  Vice President of Marketing
 Barbara L. Blackford 45  Vice President, General Counsel and Secretary
 Alan B. Catherall... 48  Chief Financial Officer
 Charles S. Goldfarb. 37  Vice President of Sales, Coastal Region
 Jonathan M. Pfohl... 35  Vice President, Sales Operations
 Dennis K. Rabon..... 32  Vice President of Sales, Interior Region
 David C. Roberts.... 39  Vice President of Engineering and Network Operations

   Thomas M. Dougherty has been our president and chief executive officer since April 1999. From March 1997 to April 1999, Mr. Dougherty was a senior executive of Sprint PCS. From June 1996 to March 1997, Mr. Dougherty served as executive vice president and chief operating officer of Chase Telecommunications, a personal communications services company. Mr. Dougherty served as president and chief operating officer of Cook Inlet BellSouth PCS, L.P., a start-up wireless communications company, from November 1995 to June 1996. Prior to October 1995, Mr. Dougherty was vice president and chief operating officer of BellSouth Mobility DCS Corporation, a PCS company.

   J. Mark Allen has been our vice president of marketing since June 2000. From January 2000 to June 2000, Mr. Allen served as vice president of marketing with RetailExchange.com in Boston. From July 1999 to January 2000, Mr. Allen served as a management consultant to several internet start-up companies. During the previous five years, Mr. Allen was vice president of marketing for Conxus Communications a wireless email and voice mail start-up supported by Motorola, Inc. and was responsible for a number of marketing leadership roles in the launch of the first PCS service in the nation under the Sprint Spectrum brand with Sprint PCS (American Personal Communications). Prior to that, Mr. Allen held several management positions at SkyTel in marketing, international operations and customer management. Mr. Allen has over 15 years of marketing and operations management experience.

   Barbara L. Blackford has been our vice president, general counsel and secretary since September 2000. From October 1997 to September 2000, Ms. Blackford was associate general counsel and secretary with Monsanto Company, serving in a variety of roles, including head of the corporate and mergers and acquisitions law groups and general counsel of Cereon Genomics. Prior to joining Monsanto Company, Ms. Blackford was a partner with the private law firm Long, Aldridge & Norman in Atlanta, Georgia. Ms. Blackford spent twelve years with the law firm Kutak Rock, which is consistently ranked among the top ten public finance firms nationally.

   Alan B. Catherall has been our chief financial officer since March 1998. From April 1996 to present, Mr. Catherall has served as a partner in Tatum CFO Partners, a financial consulting firm. From August 1994 to April 1996, Mr. Catherall was chief financial officer of Syncordia Services, a joint venture of MCI and British Telecom that provides telecom outsourcing services.

   Charles S. Goldfarb has been our vice president of sales, coastal region, since January 2000. From September 1991 to January 2000, Mr. Goldfarb worked at Paging Network Inc., most recently as its area vice president and general manager for the Virginia, North Carolina and South Carolina region. Mr. Goldfarb has over 10 years of wireless experience and has been successful in numerous start-up markets. Prior to his wireless experience, Mr. Goldfarb worked at ITT Financial Services as its assistant vice president of operations in the Washington DC area.

   Jonathan M. Pfohl has been our vice president, sales operations, since January 2001. Mr. Pfohl joined us in June 1999 as our vice president, financial operations. Prior to joining AirGate, Mr. Pfohl was responsible for oversight of regional financial and planning activities at Sprint PCS. He has over 10 years of wireless telecommunications industry experience, including financial and strategic planning roles at Frontier Corporation.

   Dennis K. Rabon has been our vice president of sales, interior region, since September 2000. Mr. Rabon joined us in October 1999 as market manager for the Columbia, South Carolina market. From July 1999 to September 1999, Mr. Rabon was a general sales manager for PageNet in Atlanta, Georgia. From December 1996 to July 1999, Mr. Rabon worked for Bandag Inc. initially as a sales development manager and most recently as a fleet sales manager. From August 1995 to December 1996, Mr. Rabon was a territory manager at Michelin Tire Corporation in Greenville, South Carolina. Mr. Rabon has ten years of management experience.

   David C. Roberts has been our vice president of engineering and network operations since July 1998. From July 1995 to July 1998, Mr. Roberts served as director of engineering for AirLink II LLC, an affiliate of our predecessor company.

Summary Compensation Table

   The following table shows the cash compensation paid by us, as well as certain other compensation paid or accrued, to the chief executive officer and our four other highest paid executive officers who received compensation in excess of $100,000 ("Named Executive Officers") for the fiscal years ended September 30, 2001, 2000 and 1999.

                          SUMMARY COMPENSATION TABLE

                                                                                     Long Term
                                                                                    Compensation
                                                                                       Awards
                                                                                    ------------
                                                                                     Securities
                                                                                     Underlying
                                                                                      Options/
                                                      Year Salary ($) Bonus ($)       SARs(#)
                                                      ---- ---------- ----------    ------------
Thomas M. Dougherty.................................. 2001  $272,789  $1,020,000(1)    41,408
 President and Chief Executive Officer                2000   231,250   1,432,125(1)        --
                                                      1999    82,500      71,875(2)   310,000(2)

Barbara L. Blackford................................. 2001   201,126     148,500       46,056
 Vice President, General Counsel and Secretary        2000     3,912          --       90,000
                                                      1999        --          --           --

Alan B. Catherall.................................... 2001   186,509     142,500       13,944
 Chief Financial Officer                              2000   160,750     105,866           --
                                                      1999    81,875      75,000       90,000

Jonathan M. Pfohl.................................... 2001   164,769     123,600       49,225
 Vice President, Sales Operations                     2000   115,773      94,080           --
                                                      1999    19,440      25,000       30,000

David C. Roberts..................................... 2001   179,231     135,000       13,521
 Vice President of Engineering and Network Operations 2000   154,250     103,819           --
                                                      1999   118,220      24,325       75,000

--------
(1) For fiscal year 2001, includes a $300,000 performance-based annual incentive award and $720,000 earned under a retention bonus agreement. For fiscal year 2000, includes a $202,125 performance-based annual incentive award and $1,230,000 earned under a retention bonus agreement, $900,000 of which was paid during fiscal 2000 and $330,000 of which was paid during fiscal 2001.
(2) Mr. Dougherty's bonus for the fiscal year ended September 30, 1999, consisted of a cash bonus of $71,875 and options to acquire 10,000 shares of common stock. The exercise price was equal to the market value of the common stock on October 21, 1999, and the options were immediately exercisable.

Employment Agreements

   We have entered into an employment agreement with Thomas M. Dougherty, our chief executive officer. Mr. Dougherty's employment agreement is for a five-year term ending April 15, 2004. Mr. Dougherty is eligible under his employment agreement to receive an annual bonus of at least 50% of his base salary. Mr. Dougherty's base salary was set at $275,000 by the compensation committee of our board of directors. Under his employment agreement, Mr. Dougherty has a minimum guaranteed annual increase in his base salary of at least $20,000.
Mr. Dougherty may participate in any executive benefit/perquisite we establish at a minimum aggregate payment of $15,000 per year. Pursuant to his employment agreement, Mr. Dougherty initially was awarded a stock option exercisable for 300,000 shares of common stock. Under the agreement, the initial stock option vested with respect to 25% of the underlying shares of common stock on the date Mr. Dougherty commenced his employment with us, April 15, 1999, and such vested options became exercisable on April 15, 2000. The remaining 75% of the shares of common stock subject to the initial stock option vest in 15 equal quarterly installments beginning June 30, 2000. Upon a change in control, Mr. Dougherty's options will become vested with respect to 50% of the underlying shares of common stock that remain unvested at the time of the change in control. The exercise price of the initial stock option granted to Mr. Dougherty is $14.00 per share. In addition, Mr. Dougherty is eligible to participate in all employee benefit plans and policies.

   The employment agreement provides that Mr. Dougherty's employment may be terminated with or without cause, as defined in the agreement, at any time upon four weeks prior written notice. If Mr. Dougherty is terminated without cause, he is entitled to receive (1) six months' base salary, plus one month's salary for each year employed, (2) all stock options vested on the date of termination and (3) six months of health and dental benefits. In the event of Mr. Dougherty's death, Mr. Dougherty's legal representative is entitled to twelve months' base pay, plus a bonus of 20% of base pay. Under the employment agreement, Mr. Dougherty agreed to a restriction on his present and future employment. Mr. Dougherty agreed not to (1) disclose confidential information or trade secrets during employment with us and for two years after termination,
(2) compete in the business of wireless telecommunications services either directly or indirectly in our territory during his employment and for a period of 18 months after his employment is terminated and (3) solicit our employees to terminate their employment with us or solicit certain of our customers to purchase competing products during his employment with us and for a period of 18 months after termination of his employment.

   On May 4, 2000, we entered into a retention bonus agreement with Mr. Dougherty. Unless Mr. Dougherty voluntarily terminates employment or is terminated for cause, he is entitled to periodic retention bonuses totaling $3.6 million, payable on specified payment dates from April 15, 2000 to January 15, 2004, which are generally paid quarterly. In fiscal year 2001, Mr. Dougherty earned $720,000 under this agreement. Under the terms of the retention bonus agreement, 50% of unpaid retention bonus payments would be accelerated upon a change of control of the company.

   We have also entered into an employment agreement with Barbara L. Blackford, our Vice President, General Counsel and Secretary. Ms. Blackford is eligible under her employment agreement to receive an annual bonus based upon our incentive plans and policies, but at a target of not less than 35% of the then current base pay. Ms. Blackford may participate in any executive benefit/perquisite program we establish on the same terms as other executives, at a minimum aggregate benefit of $10,000 per year. Ms. Blackford's base salary pursuant to the agreement is currently $198,000 per year. Such amount is subject to review for an increase at least annually. Pursuant to her employment agreement, Ms. Blackford initially was awarded a stock option exercisable for 90,000 shares of our common stock, which option became vested with respect to 25% of the underlying shares of common stock at the end of Ms. Blackford's first year with us and the remainder of the shares vest in 5% increments for each three month period after the initial year that she remains employed by us. If, however, Ms. Blackford's employment is actually or constructively terminated upon a change of control of us, the initial stock option will vest with respect to 50% of the underlying shares of common stock that remain unvested at the time of the change in control, and additional vesting may occur as provided in the agreement. The exercise price of the initial stock option granted to Ms. Blackford is $66.94 per share. In addition, Ms. Blackford is eligible to participate in all employee benefit plans and policies.

   The employment agreement provides that Ms. Blackford's employment may be terminated with or without cause, as defined in the agreement, at any time upon four weeks prior written notice. If Ms. Blackford is terminated without cause, she is entitled to receive six months' base salary, plus one month's salary for each year employed by us. Under the employment agreement, Ms. Blackford agreed, during her employment with us and for a period of two years after the termination of her employment, not to (1) disclose confidential information or trade secrets, (2) solicit certain of our employees to terminate their employment with us or (3) solicit certain of our customers to purchase competing products during her employment with us and for a period of two years after the termination of her employment. Ms. Blackford's agreement further provides that if we enter into an agreement with any member of our senior management other than our chief executive officer which agreement contains change of control provisions more favorable than those given to Ms. Blackford pursuant to her agreement, then such provisions (other than with respect to salary, bonus, and other dollar amounts) will be made available to Ms. Blackford.

   Finally, we have also entered into an employment agreement with David C. Roberts, our Vice President of Engineering and Network Operations. Mr. Roberts is eligible under his employment agreement to receive an annual bonus based upon our incentive plans and policies but at a target of not less than 35% of his then current base salary. Mr. Roberts may participate in any executive benefit/perquisite program that we establish for a minimum aggregate benefit equal to $10,000 per year. Mr. Roberts' base salary pursuant to the agreement is $180,000 per year. Such amount shall be adjusted annually to increase it by the greater of the consumer price index for all urban consumers, U.S. City Average, All Items or 5%. Pursuant to his employment agreement, Mr. Roberts initially was awarded a stock option exercisable for 75,000 shares of our common stock, which option became vested with respect to 25% of the underlying shares of common stock after the first two years Mr. Roberts was employed by us and the remainder of the underlying shares vest in 6 1/4% quarterly increments thereafter. The exercise price of the initial stock option granted to Mr. Roberts is $14.00 per share. In addition, Mr. Roberts is eligible to participate in all employee benefit plans and policies.

   Mr. Roberts' employment may be terminated with or without cause at any time by us or Mr. Roberts upon four weeks prior written notice, except that if termination is for cause, no notice by us is required. If we terminate Mr. Roberts' employment without cause, he is entitled to receive (1) six months base salary and (2) six months of health, disability, life and dental benefits. Any unvested options granted to Mr. Roberts fully vest and become exercisable upon Mr. Roberts' involuntary termination other than for cause. Cause is limited to breach of the noncompete obligations described below. In the event of Mr. Roberts' death, Mr. Roberts' legal representative is entitled to twelve months' base pay, plus a bonus of 20% of base pay.

   Under the employment agreement, Mr. Roberts agreed to a restriction on his present and future employment. Mr. Roberts agreed not to (1) disclose confidential information or trade secrets during employment with us and for two years after termination, (2) compete in the business of wireless telecommunications either directly or indirectly in our territory during his employment and for a period of 18 months after his employment is terminated and
(3) solicit our employees to terminate their employment with us or solicit certain of our customers to purchase competing products during his employment with us and for a period of 18 months after termination of his employment.

Option/SAR Grants During the Last Fiscal Year

   The following table sets forth information regarding option grants during the last fiscal year.

                     Option/SAR Grants in Last Fiscal Year

                                                            Potential realized Value at
                                                              Assumed Annual Rates of
                     Number of   % of                       Stock Price Appreciation for
                     Securities  Total                         Option Term (10 Years)
                     Underlying Options Exercise Expiration ----------------------------
Name                  Options   Granted  Price      Date          5%            10%
----                 ---------- ------- -------- ----------   ----------    ----------
Thomas M. Dougherty.   41,408    10.4%   $36.75   11/2010   $  957,017     $2,425,268
Barbara L. Blackford   46,056    11.6%   $36.75   11/2010   $1,064,441     $2,697,502
Alan B. Catherall...   13,944     3.5%   $36.75   11/2010   $  322,272     $  816,701
Jonathan M. Pfohl...    4,225     1.1%   $36.75   11/2010   $   97,648     $  247,458
Jonathan M. Pfohl...   45,000    11.3%   $46.88    1/2011   $1,326,716     $3,362,159
David C. Roberts....   13,521     3.4%   $36.75   11/2010   $  312,496     $  791,925
                      -------    ----
                      164,154    41.3%

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value Table

   The following table sets forth information concerning the value as of September 30, 2001 of options held by the Named Executive Officers.

                Aggregated Option Exercises in Last Fiscal Year

                                                 Number of Securities
                                                      Underlying
                                                     Unexercised       Value of Unexercised
                                                  Options at Fiscal   In-the-money Options at
                                                       Year-End           Fiscal Year-End
                                                 -------------------- -----------------------
                     Shares Acquired    Value       (exercisable/          (exercisable/
Name                   on Exercise   Realized(1)    unexercisable)       unexercisable)(2)
----                 --------------- ----------- -------------------- -----------------------
Thomas M. Dougherty.     107,143     $3,475,242     45,714/191,408     $1,094,370/$4,880,599
Barbara L. Blackford       --        $       --     22,500/113,556     $         --/$353,250
Alan B. Catherall...       7,142     $  288,894      33,358/63,444     $1,014,750/$1,612,740
Jonathan M. Pfohl...      10,000     $  359,680       3,500/65,725     $    106,470/$534,336
David C. Roberts....      30,356     $  990,672           1/51,021     $       30/$1,244,456

--------
(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2) The values of the unexercised in-the-money options were calculated by multiplying the number of shares of common stock underlying the options by the difference between $44.42, which was the closing market price of our common stock on September 30, 2001, and the option exercise price.

Stock Performance Graph

   The chart below compares the cumulative total shareowner return on our common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) and the Nasdaq Telecommunications Index for the period commencing September 28, 1999 (the first day of trading of our common stock after our initial public offering) and ending September 30, 2001, assuming an investment of $100 and the reinvestment of any dividends.

   The base price for our common stock is the initial public offering price of $17.00 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.


                             [GRAPH APPEARS HERE]


                                          Cumulative Total Return
                                      -------------------------------
                                      9/28/99  9/99    9/00    9/01
           Name of Company            ------- ------- ------- -------
           AirGate PCS, Inc.......... $100.00 $ 92.77 $167.37 $165.67
           NASDAQ Stock Market (U.S.) $100.00 $ 99.58 $132.21 $ 54.04
           NASDAQ Telecommunication.. $100.00 $100.14 $ 98.15 $ 37.97

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                             DIRECTOR AND OFFICERS

   On December 20, 2001, there were 25,759,154 shares of our common stock outstanding. The following table presents certain information regarding the beneficial ownership of our common stock, as of December 20, 2001 with respect to:

    . each person who, to our knowledge, is the beneficial owner of 5% or more of our outstanding common stock;

    .  each of our directors;

    .  each of the Named Executive Officers; and

    .  all of our executive officers and directors as a group.

   Unless otherwise indicated, the business address of each person is AirGate PCS, Inc., 233 Peachtree Street, N.E., Harris Tower, Suite 1700, Atlanta, Georgia 30303.

                                                                              Percentage
                                                                  Number of       of
                                                                    Shares    Outstanding
                                                                 Beneficially   Common
Name of Beneficial Owner(1)                                        Owned(2)      Stock
---------------------------                                      ------------ -----------
Bernard A. Bianchino............................................      5,000          *
Barbara A. Blackford(3).........................................     38,628          *
Alan B. Catherall(4)............................................     54,276          *
Michael S. Chae(5)..............................................      2,390          *
John R. Dillon(6)...............................................      8,500          *
Thomas M. Dougherty(7)..........................................    101,509          *
Robert A. Ferchat...............................................      5,000          *
Sidney E. Harris................................................          0          *
Jonathan M. Pfohl(8)............................................     19,885          *
David C. Roberts(9).............................................     64,525          *
Barry Schiffman(10).............................................     11,803          *
Timothy M. Yager (11)...........................................    234,130          *
Franklin Resources, Inc.(12)....................................  1,336,000       5.2 %
Geneseo Communications, Inc.(13)................................  2,115,253       8.2 %
Cambridge Telcom, Inc.(13)......................................  1,863,074       7.2 %
The Blackstone Group (14).......................................  2,578,379      10.0 %
All executive officers and directors as a group (15 persons)(15)    644,976       2.5 %

--------
*  Less than one percent.
(1) Except as indicated, the address for each executive officer and director is 233 Peachtree Street, N.E., Harris Tower, Suite 1700, Atlanta, Georgia 30303.
(2) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act. A person is deemed to be the beneficial owner of shares of common stock if such person has or shares voting or investment power with respect to such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(3) Includes 38,514 shares of common stock subject to options which are exercisable within 60 days of the date of this table.
(4) Includes 48,843 shares of common stock subject to options which are exercisable within 60 days of the date of this table.

(5) Includes 2,390 shares of common stock subject to options which are exercisable within 60 days of the date of this table. The address of this shareowner is 345 Park Avenue, New York, New York 10154.
(6) Includes 6,000 shares of common stock subject to options which are exercisable within 60 days of the date of this table.
(7) Includes 86,065 shares subject to options which are exercisable within 60 days of the date of this table, 100 shares of common stock owned by Mr. Dougherty's wife and 750 shares of common stock owned by Mr. Dougherty's children.
(8) Includes 18,807 shares of common stock subject to options which are exercisable within 60 days of the date of this table.
(9) Includes 13,433 shares of common stock subject to options which are exercisable within 60 days of the date of this table.
(10) Includes 11,181 shares of common stock held by Mr. Schiffman in his individual capacity and 622 shares of common stock Mr. Schiffman is deemed to beneficially own as the Executive Managing Principal of JAV Management Associates III LLC.
(11) Information presented includes 53,631 shares held individually by Mr. Yager's wife, 21,131 shares held by a charitable foundation established by Mr. Yager, and 159,368 shares issuable to Mr. Yager pursuant to currently vested options. Mr. Yager disclaims beneficial ownership of shares of our common stock owned by his wife and the charitable foundation. Mr. Yager's address is 28400 Heritage Oak Road, Barrington, Illinois 60010.
(12) Information presented is based on a Schedule 13G dated November 9, 2001 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. The Schedule 13G indicates that Franklin Advisers, Inc. beneficially owns and has sole voting and dispositive power over 1,185,400 shares of our common stock and that Fiduciary Trust Company International has sole voting and dispositive power over 150,600 shares of our common stock. According to the Schedule 13G, both entities advise one or more open or closed-end investment companies or other managed accounts which beneficially own the shares. The Schedule 13G further indicates that each of Franklin Resources, Inc. ("FRI"), as the parent holding company of the advisers, Charles B. Johnson, as a principal shareholder of FRI, and Rupert H. Johnson, Jr., as a principal shareholder of FRI, beneficially owns those 1,336,000 shares of our common stock. Each of the reporting persons disclaims beneficial ownership of these shares of our common stock.
(13) The business address of this shareowner is 111 E. 1st Street, Geneseo, Illinois, 61254.
(14) Of the 2,578,379 shares, 1,153,648 are held by Blackstone Communications Partners I L.P. ("BCOM"), 992,328 are held by Blackstone iPCS Capital Partners L.P. ("BICP"), 348,398 are held by Blackstone/iPCS L.L.C. ("BLLC"), 4,780 are shares issuable to Blackstone Management Partners III pursuant to currently vested options, 71,302 are shares issuable upon exercise of warrants by Blackstone Mezzanine Partners L.P. ("BMP") and 7,923 are shares issuable upon exercise of warrants by Blackstone
     Mezzanine Holdings L.P. ("BMH"). Blackstone Communications Management Associates I L.L.C. is the general partner of BCOM. Blackstone Media Management Associates III, L.L.C. is the general partner of BICP. Blackstone Media Management Associates III, L.L.C. is the manager of BLLC. Blackstone Mezzanine Associates L.P. is the general partner of BMP and BMH. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of Blackstone, and as such may also be deemed to share beneficial ownership of the shares held by each of these entities. The address of The Blackstone Group is 345 Park Avenue, New York, New York, 10154.
(15) Includes 467,929 shares of common stock subject to options which are exercisable within 60 days of the date of this table.

                         CERTAIN RELATED TRANSACTIONS

   From our inception through May 1999, we received financing from affiliates of JAFCO America Ventures, Inc. Mr. Schiffman, one of our directors, is president, executive managing director, chief investment officer and a member of the board of JAFCO America Ventures, Inc.

   In September 1998, we issued $3.0 million of subordinated promissory notes to the JAFCO America Ventures, Inc. affiliated funds. These notes provided for the conversion of the notes into preferred or common stock upon the satisfaction of certain conditions or repayment of the notes one year after their issuance.

   We also issued warrants to purchase preferred stock to the JAFCO America Ventures, Inc. related funds in consideration for their financing. The warrants were to be exercised on the earlier of five years from the date of issuance or an initial public offering. In March, April and May 1999, we received $1.25 million of additional financing from the JAFCO America Ventures, Inc. affiliated funds pursuant to subordinated notes. In May 1999, we consolidated the promissory notes issued to the JAFCO America Ventures, Inc. affiliated funds for a total of $4.394 million into subordinated promissory notes that were converted into shares of our common stock concurrently with the completion of our initial public offering at a price 48% less than the price of a share of common stock sold in that public offering. The warrants held by the JAFCO America Ventures, Inc. affiliated funds were terminated. In connection with the issuance of these convertible notes, we entered into a registration rights agreement with the JAFCO America Ventures, Inc. affiliated funds.

                               OTHER INFORMATION

Compensation Committee Interlocks and Insider Participation

   None of the members of the Compensation Committee was an officer or employee of the company or had any relationship with us that requires disclosure under SEC regulations.

Compliance With Section 16(a) Beneficial Ownership Reporting Requirements

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC and the NASDAQ reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than ten percent shareowners are required by SEC regulations to furnish us with a copy of all Section 16(a) forms they file.

   Based solely on a review of the copies of these reports furnished to us or written representations that no other reports were required, we believe that during fiscal year 2001, all our directors, executive officers and greater than ten percent beneficial owners complied with these requirements.

Independent Certified Public Accountants

   KPMG LLP was our auditor during the fiscal year ended September 30, 2001. The board of directors has not yet selected auditors for the current fiscal year. A representative of KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

   In our fiscal year 2001, we paid KPMG LLP an aggregate of $120,000 for audit fees, which include fees for our annual audit and quarterly limited reviews. We paid KPMG LLP no fees for financial information systems design and implementation. We paid KPMG LLP an aggregate of $289,274 in all other fees, including fees for tax planning strategies, tax filing and preparation, due diligence assistance in business development activities, SEC filing consultation and reviews, the AirGate PCS, Inc. 401K Plan annual audit and certification of debt compliance.

Delivery of this Proxy Statement

   In December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

   This year, a number of brokers with accountholders who are AirGate PCS, Inc. shareowners will be "householding" our proxy materials. A single proxy statement will be delivered to multiple shareowners sharing an address unless contrary instructions have been received from the affected shareowner. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to AirGate PCS, Inc., Barbara L. Blackford, Corporate Secretary,
233 Peachtree Street, N.E., Suite 1700, Atlanta, Georgia 30303 or contact Ms. Blackford at (404) 525-7272.

   Shareowners who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker or, if a shareowner is a shareowner of record of our shares, they should submit a written request to American Stock Transfer & Trust Company, our transfer agent, at 6201 15th Avenue, 3rd Floor, Brooklyn, New York, 11219, Attention: Donna Ansbro.

Availability of AirGate PCS's 10-K and Annual Report

   SEC rules require us to provide an Annual Report to shareowners who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 (not including documents incorporated by reference) are available to any shareowner without charge upon written request to AirGate PCS, Inc. to the attention of our Corporate Secretary, Barbara L. Blackford, 233 Peachtree St. N.E., Suite 1700, Harris Tower, Atlanta, GA 30303. You may also obtain our Annual Report on Form 10-K over the Internet at the SEC's website, www.sec.gov.

                                                                     APPENDIX A

                               AIRGATE PCS, INC.

                         2002 LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS


                                                                    Page
                 -                                                  ----
        ARTICLE 1--PURPOSE.........................................  A-1

           1.1      General........................................  A-1

        ARTICLE 2--DEFINITIONS.....................................  A-1

           2.1      Definitions....................................  A-1

        ARTICLE 3--EFFECTIVE DATE..................................  A-5

           3.1      Effective Date.................................  A-5

        ARTICLE 4--ADMINISTRATION..................................  A-5

           4.1      Committee......................................  A-5
           4.2      Actions and Interpretations by the Committee...  A-5
           4.3      Authority of the Committee.....................  A-5
           4.4      Award Certificates.............................  A-6

        ARTICLE 5--SHARES SUBJECT TO THE PLAN......................  A-6

           5.1      Number of Shares...............................  A-6
           5.2      Lapsed Awards..................................  A-7
           5.3      Stock Distributed..............................  A-7
           5.4      Limitation on Awards...........................  A-7

        ARTICLE 6--ELIGIBILITY.....................................  A-7

           6.1      General........................................  A-7

        ARTICLE 7--STOCK OPTIONS...................................  A-7

           7.1      General........................................  A-7
           7.2      Incentive Stock Options........................  A-8

        ARTICLE 8--PERFORMANCE AWARDS..............................  A-9

           8.1      Grant of Performance Awards....................  A-9
           8.2      Performance Goals..............................  A-9
           8.3      Right to Payment...............................  A-9
           8.4      Other Terms....................................  A-9

        ARTICLE 9--RESTRICTED STOCK AWARDS......................... A-10

           9.1      Grant of Restricted Stock...................... A-10
           9.2      Issuance and Restriction....................... A-10
           9.3      Forfeiture..................................... A-10
           9.4      Certificates for Restricted Stock.............. A-10

        ARTICLE 10--STOCK OR OTHER STOCK-BASED AWARDS.............. A-10

           10.1     Grant of Stock or Other Stock-Based Awards..... A-10

        ARTICLE 11--PROVISIONS APPLICABLE TO AWARDS................ A-10

           11.1     Stand-Alone, Tandem, and Substitute Awards..... A-10
           11.2     Term of Award.................................. A-11
           11.3     Form of Payment for Awards..................... A-11

                                                                      Page
                -                                                     ----
         11.4      Limits on Transfer................................ A-11
         11.5      Beneficiaries..................................... A-11
         11.6      Stock Certificates................................ A-11
         11.7      Acceleration upon a Change of Control............. A-11
         11.8      Acceleration for Any Other Reason................. A-11
         11.9      Effect of Acceleration............................ A-12
         11.10     Qualified Performance-Based Awards................ A-12
         11.11     No Termination of Employment...................... A-13
         11.12     Loans or Guarantees............................... A-13

      ARTICLE 12--CHANGES IN CAPITAL STRUCTURE....................... A-13

         12.1      General........................................... A-14

      ARTICLE 13--AMENDMENT, MODIFICATION AND TERMINATION............ A-14

         13.1      Amendment, Modification and Termination........... A-14
         13.2      Awards Previously Granted......................... A-14

      ARTICLE 14--GENERAL PROVISIONS................................. A-14

         14.1      No Rights to Awards; Non-Uniform Determinations... A-14
         14.2      No Stockholder Rights............................. A-14
         14.3      Withholding....................................... A-14
         14.4      No Right to Continued Service..................... A-14
         14.5      Unfunded Status of Awards......................... A-15
         14.6      Indemnification................................... A-15
         14.7      Relationship to Other Benefits.................... A-15
         14.8      Expenses.......................................... A-15
         14.9      Titles and Headings............................... A-15
         14.10     Gender and Number................................. A-15
         14.11     Fractional Shares................................. A-15
         14.12     Government and Other Regulations.................. A-15
         14.13     Governing Law..................................... A-16
         14.14     Additional Provisions............................. A-16
         14.15     No Limitations on Rights of Company............... A-16

                               AIRGATE PCS, INC.
                         2002 LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1
                                    PURPOSE

   1.1. General. The purpose of the AirGate PCS, Inc. 2002 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of AirGate PCS, Inc. (the "Company"), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees and officers, directors and consultants of the Company or any Affiliate.

                                   ARTICLE 2
                                  DEFINITIONS

   2.1. Definitions. When a word or phrase appears in the Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

      (a) "Affiliate" means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

      (b) "Award" means any Option, Restricted Stock Award, Performance Award or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

      (c) "Award Certificate" means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

      (d) "Board" means the Board of Directors of the Company.

      (d) "Cause" with respect to a Participant who is a director or consultant means any of the following acts by the Participant, as determined by the Board, unless a contrary definition is contained in the applicable Award
   Certificate: (A) the Participant's egregious and willful misconduct, or (B) the Participant's final conviction of a felonious crime. With respect to a Participant who is an officer or employee, "Cause" has the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate, or if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, "Cause" means any of the following acts by the Participant, as determined by the Board: (A) continued neglect in the performance of duties assigned to the Participant (other than for a reason beyond the control of the Participant) or repeated unauthorized absences by the Participant during scheduled work hours; (B) the Participant's egregious and willful misconduct, including dishonesty, fraud or continued intentional violation of Company or Affiliate policies and procedures which is reasonably determined to be detrimental to the Company or an Affiliate; (C) the Participant's final conviction of a felonious crime; or (D) the Participant's repeated material failure to meet reasonable performance criteria as established by the Company or an Affiliate and communicated to the Participant.

      (e) "Change of Control" means the occurrence of any of the following events:

          (i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (such term for purposes of this definition being as defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

          (ii) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either
       (A) 35% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change of Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

          (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Corporation") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (f) "Committee" means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer the Plan.

      (g) "Company" means AirGate PCS, Inc., a Delaware corporation, its successors and assigns.

      (h) "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company, as applicable. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement.

      (i) "Covered Employee" means a covered employee as defined in Code
   Section 162(m)(3).

      (j) "Disability" or "Disabled" has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

      (k) "Effective Date" means the date set forth in Section 3.1.

      (l) "Eligible Participant" means an employee, officer, consultant or director of the Company or any Affiliate.

      (m) "Exchange" means the Nasdaq National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

      (n) "Fair Market Value" on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, all as reported by such source as the Committee may select, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

      (o) "Good Reason" has the meaning assigned such term in the employment agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, "Good Reason" shall mean any of the following acts by the Company or an Affiliate without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or an Affiliate promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant's position, authority, duties or responsibilities as in effect on the Grant Date, (ii) a reduction by the Company or an Affiliate in the Participant's base salary, (iii) the Company or an Affiliate requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the location at which the Participant was stationed immediately prior to a Change of Control, or (iv) the material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate.

      (p) "Grant Date" means the date an Award is made by the Committee.

      (q) "Incentive Stock Option" means an Option that is designated as an Incentive Stock Option and that meets the requirements of Section 422 of the Code or any successor provision thereto.

      (r) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option or which does not meet the requirements of
   Section 422 of the Code or any successor provision thereto.

      (s) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

      (t) "Other Stock-Based Award" means a right, granted to a Participant under Article 10 , that relates to or is valued by reference to Stock or other Awards relating to Stock.

      (u) "Parent" means a company which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

      (v) "Participant" means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term "Participant" refers to a beneficiary designated pursuant to Section 11.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

      (w) "Performance Award" means Performance Shares or Performance Units granted pursuant to Article 8.

      (x) "Performance Share" means any right granted to a Participant under
   Article 8 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

      (y) "Performance Unit" means a right granted to a Participant under
   Article 8 to a unit valued by reference to a designated amount of cash or property other than Shares to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

      (x) "Plan" means the AirGate PCS, Inc. 2002 Long-Term Incentive Plan, as amended from time to time.

      (aa) "Qualified Performance-Based Award" means (i) a Performance Award, Restricted Stock Award or Other Stock-Based Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Criteria as set forth in Section 11.10, or (ii) an Option having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

      (bb) "Qualified Performance Criteria" means one or more of the performance criteria listed in Section 11.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

      (cc) "Restricted Stock Award" means Stock granted to a Participant under
   Article 9 that is subject to certain restrictions and to risk of forfeiture.

      (dd) "Retirement" means a Participant's termination of employment with the Company or an Affiliate with the Committee's approval after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in its reasonable judgment.

      (ee) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in
   Section 162(m)(4)(C) of the Code or any successor provision thereto.

      (ff) "Shares" means shares of the Company's Stock. If there has been an adjustment or substitution pursuant to Section 12.1, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 12.1.

      (gg) "Stock" means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 12.

      (hh) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

      (ii) "1933 Act" means the Securities Act of 1933, as amended from time to time.

      (jj) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                   ARTICLE 3
                                EFFECTIVE DATE

   3.1. Effective Date. The Plan shall be effective as of the date it is approved by both the Board and the majority of the holders of the Stock of the Company.

                                   ARTICLE 4
                                ADMINISTRATION

   4.1. Committee. The Plan shall be administered by the Committee or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

   4.2. Actions and Interpretations by the Committee. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's or an Affiliate's independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

   4.3. Authority of Committee. Except as provided below, the Committee has the exclusive power, authority and discretion to:

      (a) Grant Awards;

      (b) Designate Participants;

      (c) Determine the type or types of Awards to be granted to each Participant;

      (d) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

      (e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

      (f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 11, based in each case on such considerations as the Committee in its sole discretion determines;

      (g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

      (h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

      (i) Decide all other matters that must be determined in connection with an Award;

      (j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

      (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

      (l) Amend the Plan or any Award Certificate as provided herein; and

      (m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

   Notwithstanding the foregoing, grants of Options and Restricted Stock to non-employee directors hereunder shall be made only in accordance with the terms, conditions and parameters of the AirGate PCS, Inc. 2001 Non-Employee Director Compensation Plan, as amended, or any successor plan or plans for the compensation of non-employee directors of the Company, and the Committee may not make discretionary Awards hereunder to non-employee directors.

   To the extent permitted under Delaware law, the Board or the Committee may expressly delegate to any individual or group of individuals some or all of the Committee's authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

   4.4. Award Certificates. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

                                   ARTICLE 5
                          SHARES SUBJECT TO THE PLAN

   5.1. Number of Shares. Subject to adjustment as provided in Section 12.1, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Performance Award) shall be 1,500,000. Not more than 20% of such aggregate number of Shares may be granted as Awards of Restricted Stock, Performance Shares or unrestricted Stock. To the extent that Awards of Restricted Stock and Performance Shares exceed 10% of the Shares authorized under the Plan, such Awards in excess of 10% shall either (i) be subject to a minimum vesting period of three years, or one year if the vesting is based on performance criteria other than continued employment, or
(ii) be granted solely in exchange for foregone salary, bonus or director compensation. To the extent that awards of unrestricted Stock (together with Awards of Restricted Stock or Performance Shares) exceed 10% of the Shares authorized under the Plan, such unrestricted Shares may be granted only in exchange for foregone salary, bonus or director compensation.

   5.2.  Lapsed Awards.

      (a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any Shares subject to the Award will again be available for the grant of Awards under the Plan and Shares subject to Awards settled in cash will be available for the grant of Awards under the Plan.

      (b) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the numbers of Shares issued in excess of the delivery or attestation shall be considered for purposes of determining the maximum number of shares available for delivery pursuant to Awards under the Plan, other than Incentive Stock Options. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, such Shares shall again be available for the grant of Awards under the Plan.

   5.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

   5.4. Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12.1), the maximum number of Shares with respect to one or more Options that may be granted during any one calendar year under the Plan to any one Participant shall not exceed 250,000. The maximum amount of Qualified Performance-Based Awards (other than Options) that may be granted to any Participant in any one-year period shall not exceed the following: (i) 250,000 Shares for all Qualified Performance-Based Awards that are Performance Shares; (ii) $1,500,000 for all Qualified Performance-Based Awards that are Performance Units based upon a dollar amount (less any consideration paid by the Participant for such Award); and (iii) 250,000 Shares for all other Qualified Performance-Based Awards; provided, that the number of Shares set forth in clauses (i) and (iii) shall be subject to adjustment as provided in Section 12.1.

                                   ARTICLE 6
                                  ELIGIBILITY

   6.1. General. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may not be granted to Eligible Participants who are not employees of the Company or a Parent or Subsidiary as defined in
Section 424(e) and (f) of the Code.

                                   ARTICLE 7
                                 STOCK OPTIONS

   7.1. General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

      (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

      (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

      (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including "cashless exercise" arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least six months.

      (d) Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

      (e) Additional Options Upon Exercise. The Committee may, in its sole discretion, provide in an Award Certificate, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers Shares as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) shall be for the same number of Shares as the Participant delivered in exercising the original Option, (ii) shall have an exercise price of 100% of the Fair Market Value of the surrendered Shares on the date of exercise of the original Option (the grant date for the new Option), (iii) shall vest six (6) months after the date of grant of the new Option, and (iv) shall have a term equal to the unexpired term of the original Option.

   7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

      (a) Lapse of Option. An Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4), (5) and (6) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in subsections (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

          (1) The expiration date set forth in the Award Certificate.

          (2) The tenth anniversary of the Grant Date.

          (3) Three months after termination of the Participant's Continuous Status as a Participant for any reason other than the Participant's Disability, death or termination for Cause.

          (4) One year after the termination of the Participant's Continuous Status as a Participant by reason of the Participant's Disability.

          (5) One year after the termination of the Participant's Continuous Status as a Participant by reason of the Participant's death.

          (6) The date of the termination of the Participant's Continuous Status as a Participant if such termination is for Cause.

      (b) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

      (c) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

      (d) Expiration Of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

      (e) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

      (f) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or a Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                   ARTICLE 8
                              PERFORMANCE AWARDS

   8.1. Grant of Performance Awards. The Committee is authorized to grant Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.

   8.2. Performance Goals. The Committee may establish performance goals for Performance Awards which may be based on any one or more of the Qualified Performance Criteria listed in Section 11.10(b) or any other criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, Affiliate, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or
(ii) make a cash payment to the participant in amount determined by the Committee.

   8.3. Right to Payment. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or property other than Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of the Performance Award that will be paid to the Participant.

   8.4. Other Terms. Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination of the amount of the Award by the Committee, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

                                   ARTICLE 9
                            RESTRICTED STOCK AWARDS

   9.1. Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

   9.2. Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

   9.3. Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

   9.4. Certificates for Restricted Stock. An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to share of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                  ARTICLE 10
                       STOCK OR OTHER STOCK-BASED AWARDS

   10.1. Grant of Stock or Other Stock-based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                  ARTICLE 11
                        PROVISIONS APPLICABLE TO AWARDS

   11.1. Stand-alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

   11.2. Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

   11.3. Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

   11.4. Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than to a beneficiary designated as provided in 11.5 or by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and
(iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

   11.5. Beneficiaries. Notwithstanding Section 11.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

   11.6. Stock Certificates. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

   11.7. Acceleration Upon a Change of Control. Except as otherwise provided in the Award Certificate, all outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse if the Participant's employment is terminated without Cause or the Participant resigns for Good Reason within two years after the effective date of a Change of Control. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

   11.8. Acceleration for Other Reasons. Regardless of whether an event has occurred as described in Section 11.7 above, the Committee may in its sole discretion at any time determine that, upon the death, Disability, Retirement or termination of service of a Participant, or the occurrence of a Change of Control, all or a portion of such Participant's Options and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the

Participant's outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may in its sole discretion at any time accelerate the vesting of Awards for any other reason, unless the aggregate number of Shares with respect to which such acceleration occurs exceeds 5% of the total number of Shares authorized for issuance under Section 5.1 of the Plan. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 11.8.

   11.9.  Effect of Acceleration.  If an Award is accelerated under Section
11.7 or Section 11.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or
(v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

   11.10.  Qualified Performance-based Awards.

      (a) The provisions of the Plan are intended to ensure that all Options granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

      (b) When granting any Performance Award, Restricted Stock or Other Stock-Based Award other than Options, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, Affiliate, region, department or function within the Company or an Affiliate:
   (1) earnings per share, (2) EBITDA (earnings before interest, depreciation, taxes and amortization), (3) EBIT (earnings before interest and taxes), (4) economic profit, (5) cash flow, (6) transaction counts, (7) customer turnover, (8) net or gross additional customers, (9) cost per gross additional customers, (10) customer satisfaction ratings, (11) comparable sales growth, (12) net profit before tax, (13) gross profit, (14) operating profit, (15) cash generation, (16) unit volume, (17) return on equity, (18) return on assets, (19) changes in working capital, (20) return on capital, or (21) shareholder return.

      (c) Each Qualified Performance-Based Award (other than an Option) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided that (i) the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, and (ii) the provisions of Section 11.7 shall apply notwithstanding this sentence.

      (d) Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection
   (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the
   Section 162(m) Exemption.

      (e) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

   11.11. No Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant's Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

   11.12. Loans or Guarantees. With the consent of the Committee, the Company or an Affiliate may make, guarantee or arrange for a loan or loans to a Participant with respect to or allow a Participant to defer payment to the Company of all or any portion of (i) the exercise price of any Option granted under the Plan, (ii) the purchase price, if any, of any Award granted hereunder and/or (iii) the payment by the Participant of any or all federal and/or state income or employment taxes due on account of the granting or exercise of any Award hereunder. The Committee shall have full authority to decide whether to make a loan or guarantee or to permit a deferral hereunder and to determine the amount, terms and provisions of any such loan or guarantee, including the interest rate to be charged in respect of any such loan(s), whether the loan(s) are to be made with or without recourse against the borrower, the collateral or other security, if any, securing the repayment of the loan(s), the terms on which the loan(s) are to be repaid and the conditions, if any, under which the loan(s) may be forgiven. If the Committee has made or arranged a loan or guarantee or deferred payment, the Committee may, in its discretion, require immediate payment of such deferred amount or immediate release of such loan or guarantee if the Participant's Continuous Status as a Participant terminates or if the Participant sells or otherwise transfers the Participant's Shares pursuant to such deferral, loan or guarantee.

                                  ARTICLE 12
                         CHANGES IN CAPITAL STRUCTURE

   12.1. General. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The
Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in shares of Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

                                  ARTICLE 13
                    AMENDMENT, MODIFICATION AND TERMINATION

   13.1. Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares issuable under the Plan, or (iii) materially modify the requirements for eligibility, then such amendment shall be subject to stockholder approval; and provided, further that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

   13.2. Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

      (a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination;

      (b) The original term of any Option may not be extended without the prior approval of the stockholders of the Company;

      (c) Except as otherwise provided in Article 12, the exercise price of any Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

      (d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

                                  ARTICLE 14
                              GENERAL PROVISIONS

   14.1. No Rights to Awards; Non-Uniform Determinations. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

   14.2. No Stockholder Rights. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

   14.3. Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

   14.4. No Right to Continued Service. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant's Award or otherwise.

   14.5. Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

   14.6. Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

   14.7. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

   14.8. Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

   14.9. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

   14.10. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

   14.11. Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

   14.12.  Government and Other Regulations.

      (a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

      (b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee's determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

   14.13. Governing Law. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

   14.14. Additional Provisions. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

   14.15. No Limitations on Rights of Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

   The foregoing is hereby acknowledged as being the AirGate PCS, Inc. 2002 Long-Term Incentive Plan as adopted by the Board on December 18, 2001.

                                  APPENDIX B

                               -----------------

                                 FORM OF PROXY

                               -----------------

                               AIRGATE PCS, INC.

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                              BOARD OF DIRECTORS

                        ANNUAL MEETING OF SHAREOWNERS,
                               February 26, 2002

   The undersigned shareowner(s) of AirGate PCS, Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Thomas M. Dougherty and Barbara L. Blackford, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote to the Annual Meeting of Shareowners of the Company to be held at The Westin Peachtree Plaza, 210 Peachtree Street, N.W., Atlanta, Georgia, on February 26, 2002 at 1:00 p.m., Eastern Standard Time, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

1.. To elect Bernard A. Bianchino, Thomas M. Dougherty and Timothy M.         [_] For All   [_] Withhold All
    Yager as Directors of the Company with terms expiring in 2005.            _______________________
                                                                              For all, except withhold from
    The Board of Directors Recommends a Vote FOR each of the                  the above nominees.
    nominees.
-----------------------------------------------------------------------------------------------------------------

2.. To consider and approve the AirGate PCS, Inc. 2002 Long-Term              [_] For   [_] Against   [_] Abstain
    Incentive Plan.

    The Board of Directors Recommends a Vote FOR Approval of the
    AirGate PCS, Inc. 2002 Long-Term Incentive Plan.
-----------------------------------------------------------------------------------------------------------------

3.. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the proposals have not been received.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED ABOVE.

       DATED:_______________, 2002

       SIGNATURE

       SIGNATURE IF HELD JOINTLY

       PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THIS PROXY CARD. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                      B-2